CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Western Mountain Mining,  Inc.

     We hereby consent to the use of our report dated September 02, 1999, for the period ended at August 31, 1999, and December 31, 1998,and December 31, 1997 and the statements of operations, stockholders' equity, and cash flows for the eight months ended August 31, 1999 and the years ended December 31, 1998, 1997, and 1996 and the period December 11, 1980 (date of inception) to August 31, 1999 in the registration statement of Western Mountain Mining, Inc. filed in the form 10-SB in accordance with Section 12 of the Securities Exchange Act of 1934.

/s/ Andersen  Andersen  and  Strong  L.L.C.

September  02,  1999
Salt  Lake  City,  Utah